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                                                                  Exhibit 23.5




              Consent of Independent Certified Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 7, 1997 related to the December 31, 1996 financial statements of Shared Technologies Fairchild Inc. included in Intermedia Communications Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Form S-3 Registration Statement File No. 333-46369.



                                          /s/ Arthur Andersen LLP


Washington, D.C.
March 25, 1998